Exhibit 4
                    CERTIFICATE OF DESIGNATIONS, PREFERENCES,

                                AND RIGHTS OF THE

                 SERIES D REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                     AND THE

                 SERIES E REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                       OF

                       AMERICA ONLINE LATIN AMERICA, INC.

         America Online Latin America, Inc., a Delaware corporation (the "Corporation"), does hereby certify that, pursuant to authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation, as amended, and pursuant to the provisions of
Section 151 of Title 8 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, by unanimous written consent in lieu of a meeting, dated as of March 30, 2001, duly adopted the following resolution providing for the designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of 50,000,000 shares of the Corporation's Preferred Stock, par value $.01 per share:

RESOLVED:      That  pursuant to the  authority  expressly  granted to and vested  in  the  Board  of  Directors  of  the  Corporation  (the
               "Board"), by the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"), the Board, out of the shares of Preferred
               Stock of the Corporation authorized in Article Fourth of the Certificate of Incorporation (the "Preferred Stock"), hereby designates two separate series of Preferred Stock consisting of 25,000,000 shares, par value $.01 per share, of the authorized and unissued Preferred Stock, as Series D Redeemable Convertible
               Preferred Stock (the "Series D Preferred Stock"), and 25,000,000 shares, par value $.01 per share, of the authorized and unissued
               Preferred  Stock,  as Series E Redeemable  Convertible  Preferred
               Stock (the "Series E Preferred Stock"), and hereby fixes such designations and number of shares, and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof as set forth below, and that the officers of the Corporation, and each acting singly, are hereby authorized, empowered and directed to file with the Secretary of State of Delaware a Certificate of Designations, Preferences and Rights of the Series D Preferred
               Stock and the Series E Preferred Stock, as such officer or officers shall deem necessary or advisable to carry out the purposes of this Resolution.

         I. Series D Preferred Stock and Series E Preferred Stock. The preferences, privileges and restrictions granted to or imposed upon the Corporation's Series D Preferred Stock and the Corporation's Series E Preferred Stock, or the holders thereof, are set forth in this Certificate of Designations (this "Certificate"), and shall be as follows (terms with initial capital letters used in this Certificate without definition shall have the meanings given them in the Certificate of Incorporation):

1.       Designation and Amount.

              (A) Series D Preferred Stock. There is hereby designated a series of Preferred Stock as the Series D Redeemable Convertible Preferred Stock (the "Series D Preferred Stock"). The number of shares constituting the Series D Preferred Stock shall be 25,000,000 (Twenty Five Million). Such number of shares may be increased or decreased in accordance with law and the provisions of Article FOURTH of the Certificate of Incorporation; provided, that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation and convertible into or exchangeable for Series D Preferred Stock.

              (B) Series E Preferred Stock. There is hereby designated a series of Preferred Stock as the Series E Redeemable Convertible Preferred Stock (the "Series E Preferred Stock"). The number of shares constituting the Series E Preferred Stock shall be 25,000,000 (Twenty Five Million). Such number of shares may be increased or decreased in accordance with law and the provisions of Article FOURTH of the Certificate of Incorporation; provided, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation and convertible into or exchangeable for Series E Preferred Stock.

2.       Dividends and Distributions.

              (A) Dividends.

                           (i) Series D Preferred Stock.  Subject to the GCL and
                  the provisions of the Certificate of Incorporation, the holders of shares of Series D Preferred Stock shall be entitled to receive, in preference to the holders of any capital stock of the Corporation ranking junior to the Series D Preferred Stock as to payment of dividends, and pari passu with the holders of the Series E Preferred Stock and the holders of the shares of High Vote Preferred Stock, when and as declared by the Board, out of funds legally available therefor, cumulative dividends at the annual per share rate of three percent (3%) of the per share Series D Liquidation Preference (as defined below). Dividends on each share of the Series D Preferred Stock shall accrue daily from the date that such share of Series D Preferred Stock originally was issued, and shall be payable annually in arrears; provided, that such dividend shall not be payable in cash, and instead shall be payable solely in additional shares of Series D Preferred Stock with the value of such additional shares equal, for such purposes, to the Fair Market Value, on the payment date of such dividend, of the share or shares of Class A Common Stock which are issuable upon conversion of the Class B Common Stock issuable upon conversion of the Series D Preferred Stock at the then applicable Series D Conversion Ratio (as defined below). The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly period during which shares of Series D Preferred Stock are outstanding shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period in which payable. No fractional shares of Series D Preferred Stock shall be issued in respect of any such dividend, and the number of shares issuable to any holder who otherwise would be issued a fractional share shall be rounded down to the nearest whole number of shares and the Corporation shall make a cash payment to such holder in an amount equal to such fraction multiplied by the Fair Market Value of one share of Class A Common Stock multiplied by the then applicable Series D Conversion Ratio.

                           (ii) Series E Preferred Stock. Subject to the GCL and
                  the provisions of the Certificate of Incorporation, the holders of shares of Series E Preferred Stock shall be entitled to receive, in preference to the holders of any capital stock of the Corporation ranking junior to the Series E Preferred Stock as to payment of dividends, and pari passu with the holders of the Series D Preferred Stock and the holders of the shares of High Vote Preferred Stock, when and as declared by the Board, out of funds legally available therefor, cumulative dividends at the annual per share rate of three percent (3%) of the per share Series E Liquidation Preference (as defined below). Dividends on each share of the Series E Preferred Stock shall accrue daily from the date that such share of Series E Preferred Stock originally was issued, and shall be payable annually in arrears; provided, that such dividend shall not be payable in cash, and instead shall be payable solely in additional shares of Series E Preferred Stock with the value of such additional shares equal, for such purposes, to the Fair Market Value, on the payment date of such dividend, of the share or shares of Class A Common Stock which are issuable upon conversion of the Class C Common Stock issuable upon conversion of the Series E Preferred Stock at the then applicable Series E Conversion Ratio (as defined below). The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly period during which shares of Series E Preferred Stock are outstanding shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period in which payable. No fractional shares of Series E Preferred Stock shall be issued in respect of any such dividend, and the number of shares issuable to any holder who otherwise would be issued a fractional share shall be rounded down to the nearest whole number of shares and the Corporation shall make a cash payment to such holder in an amount equal to such fraction multiplied by the Fair Market Value of one share of Class A Common Stock multiplied by the then applicable Series E Conversion Ratio.

                           (iii) Fair Market Value Defined. For purposes of this
                  Certificate, "Fair Market Value" of a share of Class A Common Stock shall mean, as of any date, the higher of (A) the Fair Market Value thereof, as determined in accordance with the provisions of the Certificate of Incorporation and (B) $4.6875.

              (B) Dividend Restrictions.

                  Unless all dividends  accrued on the Series D Preferred  Stock and the Series E Preferred Stock pursuant to this Section 2 shall have been paid or declared, no dividend shall be paid or declared, and no distribution shall be made, on any class or series of capital stock ranking junior as to dividends to the Series D Preferred Stock and the Series E Preferred Stock. If dividends are declared with respect to any class or series of capital stock ranking junior to the Series D Preferred Stock or the Series E Preferred Stock as to payment of dividends and the foregoing condition is satisfied, the holders of Series D Preferred Stock and the Series E Preferred Stock shall be entitled to receive a dividend equivalent to that which would have been payable had the Series D Preferred Stock been converted into shares of Class B Common Stock at the then applicable Series D Conversion Ratio and the Series E Preferred Stock been converted into shares of Class C Common Stock at the then applicable Series E Conversion Ratio, in each case immediately prior to the record date for payment of the dividends on the Common Stock, and no such dividend on any such junior stock shall be paid unless and until such dividend also shall have been paid on the Series D Preferred Stock and the Series E Preferred Stock. No dividends or other distributions shall be authorized, declared, paid or set apart for payment on any class or series of the Corporation's stock heretofore or hereafter issued ranking, as to dividends, on a parity with or junior to the Series D Preferred Stock and the Series E Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, authorized, declared or paid on the Series D Preferred Stock and Series E Preferred Stock. The restrictions contained in this Section 2(B) shall not apply to any dividend or distribution in respect of which an adjustment has been, or simultaneously is being, made pursuant to the provisions of Section 5(C) below.

3.       Liquidation, Dissolution or Winding-Up.

                  (A) Series D Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment of all amounts owing to holders of capital stock ranking senior to the Series D Preferred Stock, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of the Series E Preferred Stock, High Vote Preferred Stock or any other class or series of capital stock ranking junior to the Series D Preferred Stock by reason of their ownership thereof, an amount of $4.6875 per share (collectively, the "Series D Liquidation Preference"). If upon such liquidation, distribution or winding-up of the Corporation, whether voluntary or involuntary, the assets available to be distributed to the holders of Series D Preferred Stock are insufficient to permit payment in full to such holders, then such assets shall be distributed ratably among the holders of Series D Preferred Stock.

                  (B) Series E Liquidation Preference and Series D Accrued Dividend Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment of all amounts owing to holders of capital stock ranking senior to the Series E Preferred Stock, the holders of shares of Series E Preferred Stock and Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of the High Vote Preferred Stock or any other class or series of capital stock ranking junior to the Series E Preferred Stock by reason of their ownership thereof, (i) with respect to the holders of shares of Series E Preferred Stock, an amount of $4.6875 per share (collectively, the "Series E Liquidation Preference"), plus an amount equal, with respect to each share of Series E Preferred Stock, to all accrued but unpaid dividends, if any, to the date of winding-up, whether or not declared, on such share of Series E Preferred Stock and
         (ii) with respect to each holder of a share of Series D Preferred Stock, an amount per share equal to all accrued but unpaid dividends, if any, to the date of winding-up, whether or not declared, on such share of Series D Preferred Stock. If upon such liquidation, distribution or winding-up of the Corporation, whether voluntary or involuntary, the assets available to be distributed to the holders of Series E Preferred Stock and the Series D Preferred Stock are insufficient to permit payment in full to such holders, then such assets shall be distributed ratably among the holders of Series E Preferred Stock and the Series D Preferred Stock pro rata in proportion to the per share amounts payable pursuant to the provisions of the immediately preceding sentence.

                  (C) Remaining Liquidating Distribution. After payment or provision for payment of all debts and liabilities of the Corporation has been made and after payment in full of the liquidation preferences due and owing (i) to the holders of capital stock of the Corporation ranking senior to the Series D Preferred Stock and Series E Preferred Stock, if any, (ii) pursuant to Sections 3(A) and 3(B) above, (iii) to the respective holders of any capital stock ranking on parity with the Series D Preferred Stock and/or Series E Preferred Stock, and (iv) to the respective holders of any capital stock ranking junior with the Series D Preferred Stock and/or Series E Preferred Stock (and any such parity stock) but senior to the Common Stock, or the Corporation shall have set aside funds sufficient for such payments in trust for the account of such holders so as to be available for such payment, the holders of the Series D Preferred Stock and the Series E Preferred Stock shall be entitled to receive, prior to any payment to the holders of the Common Stock, an amount equal to the amount that would be received by such holders if all remaining assets available for distribution, if any, were distributed to the holders of the Common Stock, High Vote Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and to the holders of any other stock ranking on a parity with the Common Stock, each ratably in proportion to the number of shares of Common Stock or such other parity stock they then hold, assuming, for purposes of such calculation, (1) that all outstanding shares of Series D Preferred Stock were converted into shares of Class A Common Stock at a conversion ratio equal to the then applicable Series D Conversion Ratio as of the date immediately preceding such distribution, (2) that all outstanding shares of Series E Preferred Stock were converted into shares of Class A Common Stock at a conversion ratio equal to the then applicable Series E Conversion Ratio as of the date immediately preceding such distribution and (3) all outstanding shares of High Vote Preferred Stock were converted into shares of Common Stock at the then applicable Conversion Ratio.

4.       Voting  Rights.  Each holder of shares of Series D Preferred  Stock and
         Series E Preferred Stock shall be entitled to notice of every stockholders' meeting and to vote on any and all matters on which the Common Stock may be voted. Each share of Series D Preferred Stock shall be entitled at any such meeting (or in connection with any consent to be executed in lieu of any such meeting) to the number of votes per share determined as if such share of Series D Preferred Stock had been converted into shares of Class A Common Stock at a conversion ratio equal to the then applicable Series D Conversion Ratio. Each share of Series E Preferred Stock shall be entitled at any such meeting (or in connection with any consent to be executed in lieu of any such meeting) to the number of votes per share determined as if such share of Series E Preferred Stock had been converted into shares of Class A Common Stock at a conversion ratio equal to the then applicable Series E Conversion Ratio. Except as otherwise required by law, the holders of Series D Preferred Stock and Series E Preferred Stock shall have no other voting rights.

5.       Conversion.

                  (A) Series D Preferred Stock. The holders of Series D Preferred Stock shall have conversion rights as follows:

                       (i) Right of Holders to Convert; Automatic Conversion.

                           (1) Series D Conversion Ratio. Each issued and outstanding share of Series D Preferred Stock shall initially be convertible, at the option of the holder thereof, at any time and without the payment of any additional consideration therefor, into one (1) fully paid and nonassessable share of Class B Common Stock (the "Series D Conversion Ratio"). The initial Series D Conversion Ratio shall be subject to adjustment (in order to adjust the number of shares of Class B Common Stock into which the Series D Preferred Stock is convertible) as herein provided. In addition, upon the occurrence of a Class B Triggering Event each issued and outstanding share of Series D Preferred Stock automatically shall be converted into Class A Common Stock at a conversion ratio equal to the then applicable Series D Conversion Ratio.

                           (2) Automatic Conversion Upon Transfer. Each share of
                       Series D Preferred Stock transferred, directly or indirectly, by AOL (or any Permitted Transferee) to one or more Persons other than a Permitted Transferee shall automatically upon such transfer convert into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series D Conversion Ratio, provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of Series D Preferred Stock by AOL or any Permitted Transferee so long as AOL continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. Notwithstanding the foregoing, any share of Series D Preferred Stock transferred by AOL (or any Permitted Transferee) pursuant to the provisions of the preceding sentence shall, if such transfer is to any Person other than AOL, ODC (as defined below), any Cisneros Family member or any Wholly Owned Affiliate of AOL or ODC, automatically convert into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series D Conversion Ratio (A) upon such transfer, unless AOL obtains from such transferee a voting agreement and voting proxy, each in form and substance satisfactory to the Corporation and ODC (if ODC then holds any High Vote Stock), pursuant to which such transferee agrees to grant to AOL the right to vote all shares of Series D Preferred Stock transferred to such transferee at the sole discretion of AOL, (B) upon the termination of, or the occurrence of any event invalidating or modifying in any material respect the voting provisions contained in, any voting agreement or voting proxy entered into pursuant to the provisions of the preceding clause (A), and (C) solely with respect to a transfer to an Employee of AOL, if (i) such transfer, either individually or when aggregated with all prior transfers of Series D Preferred Stock and High Vote Stock to Employees of AOL, exceeds 20,371,667 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that (1) all shares of Series D Preferred Stock so transferred are converted into High Vote Common Stock at the Series D Conversion Ratio and (2) all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) or (ii) such person ceases to be an Employee of AOL. A copy of every voting agreement and voting proxy entered into in accordance with the provisions hereof, and all amendments thereto or modifications thereof, must be filed with the Corporation promptly after the execution thereof. Notwithstanding the foregoing, (y) if any Permitted Transferee ceases to qualify as a Permitted Transferee at any time following the transfer of the Series D Preferred Stock, then each share of Series D Preferred Stock transferred to such Permitted Transferee shall automatically convert, at the time that the transferee ceases to so qualify, into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series D Conversion Ratio, and (z) no transfer of Series D Preferred Stock may be made, and any such transfer shall not be deemed to be valid by the Corporation, if such transfer would, when combined with all other transfers of such Series D Preferred Stock previously consummated, require the Corporation to register any of the Series D Preferred Stock under the Securities Exchange Act of 1934, as amended. Determinations as to the occurrence of events listed in this Section 5(A)(i)(2) shall be made by a majority of the Board, subject to the provisions of
                       Clause (c) of Article FIFTH of the Certificate of Incorporation regarding the approval of actions with stockholders. In addition, if any Person other than AOL, ODC, any Cisneros Family Member or any Wholly Owned Affiliate of AOL or ODC otherwise acquires any direct or indirect ownership interest in a share of Series D Preferred Stock, such share of Series D Preferred Stock shall automatically convert into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series D Conversion Ratio, in any event, upon such Person acquiring such ownership interest; provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any Series D Preferred Stock by AOL or any Permitted Transferee so long as AOL continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction.

                           (3) Automatic Conversion Upon Filing of Restated Certificate of Incorporation. Upon the filing by the Corporation with the Secretary of State of the State of Delaware of a Restated Certificate of Incorporation in the form attached as Exhibit I to the Stock Purchase Agreement, dated as of March 30, 2001, by and between the Corporation, AOL, Aspen Investments LLC, a Delaware limited liability company ("Aspen"), Atlantis Investments LLC, a Delaware limited liability company ("Atlantis"), and Banco Itau, S.A. - Cayman Branch, with such changes or amendments thereto as to which the parties to such Agreement may agree (the "Restated Certificate"), each issued and outstanding share of Series D Preferred Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Series B Preferred Stock (as such ratio shall be equitably adjusted by the Board for any stock split, stock dividend, reverse stock split, reclassification or similar transaction). A copy of the Restated Certificate will be provided to any stockholder of the Corporation without charge upon the written request therefor.

                       (ii) Fractional Shares. No fractional shares of Series B Preferred Stock, Class B Common Stock or Class A Common Stock, as applicable, shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the then applicable Series D Conversion Ratio multiplied by the then Fair Market Value.

                       (iii) Mechanics of Conversion.

                           (1) In order for a holder of Series D Preferred Stock
                       to voluntarily convert shares of Series D Preferred Stock into shares of Class B Common Stock, such holder shall surrender the certificate or certificates for such shares of Series D Preferred Stock, at the office of the transfer agent for the Series D Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series D Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class B Common Stock to be issued and the number of shares of Series D Preferred Stock to be converted. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date for a voluntary conversion, and the date of the Class B Triggering Event or other automatic conversion, as applicable, shall be the conversion date for an automatic conversion (each, a "Series D Conversion Date"), and each conversion shall be deemed effective as of the close of business on the applicable Series D Conversion Date. The Corporation shall, as soon as practicable after (i) a Series D Conversion Date and (ii) receipt of the certificate or certificates representing the shares of Series D Preferred Stock converted on such Series D Conversion Date, issue and deliver at such office to such holder of converted Series D Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Class B Common Stock or Series B Preferred Stock, as applicable, to which such holder shall be entitled, together with cash in lieu of any fraction of a share or, if a Class B Triggering Event or other automatic conversion has occurred, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. If the number of shares of Series D Preferred Stock represented by the certificate or certificates surrendered pursuant to this Section exceeds the number of shares being converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series D Preferred Stock represented by such certificate or certificates surrendered but not converted.

                           (2) The  Corporation  shall  at all  times  when  the
                       Series D Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series D Preferred Stock, such number of its duly authorized shares of Series B Preferred Stock, Class B Common Stock and Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion or exchange of the outstanding shares of Series D Preferred Stock by delivery of purchased shares of Series B Preferred Stock, Class B Common Stock and/or Class A Common Stock, as applicable, which are held in the treasury of the Corporation.

                           (3) All shares of Series D Preferred Stock surrendered for conversion or deemed automatically converted, as applicable, as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote and to accrue dividends shall immediately cease and terminate at the close of business on the applicable Series D Conversion Date (except only the right of the holders thereof to receive shares of Class A Common Stock, Class B Common Stock or Series B Preferred Stock, as applicable, in exchange therefor) and any shares of Series D Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation from time to time shall take appropriate action to reduce the authorized shares of Series D Preferred Stock accordingly.

                           (4) Upon any such  conversion,  no  adjustment to the
                       then applicable Series D Conversion Ratio shall be made for any declared but unpaid dividends on the Series D Preferred Stock surrendered for conversion or on the Class A Common Stock, Class B Common Stock or Series B Preferred Stock, as applicable, delivered upon conversion.

                  (B) Series E Preferred Stock. The holders of Series E Preferred Stock shall have conversion rights as follows:

                       (i) Right of Holder to Convert; Automatic Conversion.


                           (1) Series E Conversion Ratio. Each issued and outstanding share of Series E Preferred Stock shall initially be convertible, at the option of the holder thereof, at any time and without the payment of any additional consideration therefor, into one (1) fully paid and nonassessable share of Class C Common Stock (the "Series E Conversion Ratio"). The initial Series E Conversion Ratio shall be subject to adjustment (in order to adjust the number of shares of Class C Common Stock into which the Series E Preferred Stock is convertible) as herein provided. In addition, upon the occurrence of a Class C Triggering Event each issued and outstanding share of Series E Preferred Stock automatically shall be converted into shares of Class A Common Stock at a conversion ratio equal to the then applicable Series E Conversion Ratio.

                           (2) Automatic Conversion Upon Transfer. Each share of
                       Series E Preferred Stock transferred, directly or indirectly, by Aspen or Atlantis (or any Permitted Transferee) to one or more Persons other than a Permitted Transferee shall automatically upon such transfer convert into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series E Conversion Ratio, provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of Series E Preferred Stock by Aspen, Atlantis or any Permitted Transferee so long as ODC continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction. Notwithstanding the foregoing, any share of Series E Preferred Stock transferred by Aspen or Atlantis (or any Permitted Transferee) pursuant to the provisions of the preceding sentence shall, if such transfer is to any Person other than AOL, ODC, any Cisneros Family Member or any Wholly Owned Affiliate of AOL or ODC, automatically convert into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series E Conversion Ratio (A) upon such transfer, unless ODC obtains from such transferee a voting agreement and voting proxy, each in form and substance satisfactory to the Corporation and AOL (if AOL then holds any High Vote Stock), pursuant to which such transferee agrees to grant to ODC the right to vote all shares of Series E Preferred Stock transferred to such transferee at the sole discretion of ODC, (B) upon the termination of, or the occurrence of any event invalidating or modifying in any material respect the voting provisions contained in, any voting agreement or voting proxy entered into pursuant to the provisions of the preceding Section (A), and (C) solely with respect to a transfer to an Employee of ODC or a Cisneros Family member, if (i) such transfer, either individually or when aggregated with all prior transfers of Series E Preferred Stock and High Vote Stock to Employees of ODC and Cisneros Family members, exceeds 19,972,382 shares (as such number shall be equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, and assuming for purposes of such calculation that (1) all shares of Series E Preferred Stock so transferred are converted into High Vote Common Stock at the Series E Conversion Ratio and (2) all shares of High Vote Preferred Stock so transferred are converted into High Vote Common Stock at the applicable Conversion Ratio) or (ii) such person ceases to be an Employee of ODC. A copy of every voting agreement and voting proxy entered into in accordance with the provisions hereof, and all amendments thereto or modifications thereof, must be filed with the Corporation promptly after the execution thereof. Notwithstanding the foregoing, (y) if any Permitted Transferee ceases to qualify as a Permitted Transferee at any time following the transfer of the Series E Preferred Stock, then each share of Series E Preferred Stock transferred to such Permitted Transferee shall automatically convert, at the time that the transferee ceases to so qualify, into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series E Conversion Ratio; and (z) no transfer of Series E Preferred Stock may be made, and any such transfer shall not be deemed to be valid by the Corporation, if such transfer would, when combined with all other transfers of such Series E Preferred Stock previously consummated, require the Corporation to register any of the Series E Preferred Stock under the Securities Exchange Act of 1934, as amended. Determinations as to the occurrence of events listed in this Section 5(B)(i)(2) shall be made by a majority of the Board, subject to the provisions of Clause (c) of Article FIFTH of the Certificate of Incorporation regarding the approval of actions with stockholders. In addition, if any Person other than AOL, ODC, any Cisneros Family Member or any Wholly Owned Affiliate of AOL or ODC otherwise acquires any direct or indirect ownership interest in a share of Series E Preferred Stock, such share of Series E Preferred Stock shall automatically convert into that number of fully paid and non-assessable shares of Class A Common Stock into which it is then convertible at a conversion ratio equal to the then applicable Series E Conversion Ratio, in any event, upon such Person acquiring such ownership interest; provided that no such conversion shall occur solely as a result of the pledge, hypothecation or other similar financing transaction of any Series E Preferred Stock by Aspen or Atlantis or any Permitted Transferee so long as (i) ODC continues to have the sole and exclusive authority and right to vote the shares subject to such pledge, hypothecation or other financing transaction and
                       (ii) the holder of such right to vote continues as a Wholly Owned Affiliate of ODC.

                           For purposes of this  Certificate,  "ODC" shall mean,
                       individually and collectively, Riverview Media Corp., a British Virgin Islands corporation, and Aspen and Atlantis, for so long as each of Aspen and Atlantis is directly or indirectly wholly owned by the Cisneros Family, and, any Permitted Transferee(s) for so long as such Permitted Transferee(s) are directly or indirectly wholly owned by, or is a or are, member(s) of the Cisneros Family. Notwithstanding the foregoing, in each instance in this Certificate where (i) ODC is required to provide any consent to any action or inaction by the Corporation or any other Person, or (ii) hold or vote any proxy required to be delivered hereunder, the term "ODC" shall mean, (A) Aspen and/or Atlantis, if Aspen and/or Atlantis then collectively hold at least a majority of the voting power of the Preferred Stock and Common Stock then held by ODC and its Permitted Transferees, in the aggregate, and (B) if Aspen and/or Atlantis do not then collectively hold at least a majority of the voting power of the Preferred Stock and Common Stock then held by ODC and its Permitted Transferees, in the aggregate, such Person or Persons as the Corporation may, in its sole discretion based on the stock record books of the Corporation, determine then holds at least a majority of the voting power of the Preferred Stock and Common Stock then held by ODC and its Permitted Transferees, in the aggregate.

                           (3) Automatic Conversion Upon Filing of Restated Certificate of Incorporation. Upon the filing by the Corporation with the Secretary of State of the State of Delaware of the Restated Certificate, each issued and outstanding share of Series E Preferred Stock immediately and automatically thereafter shall convert into one (1) fully paid and non-assessable share of Series C Preferred Stock (as such ratio shall be equitably adjusted by the Board for any stock split, stock dividend, reverse stock split, reclassification or similar transaction).

                       (ii)Fractional Shares. No fractional shares of Series C Preferred Stock, Class C Common Stock or Class A Common Stock, as applicable, shall be issued upon conversion of the Series E Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the then applicable Series E Conversion Ratio multiplied by the Fair Market Value.

                       (iii) Mechanics of Conversion.

                           (1) In order for a holder of Series E Preferred Stock
                       to voluntarily convert shares of Series E Preferred Stock into shares of Class C Common Stock, such holder shall surrender the certificate or certificates for such shares of Series E Preferred Stock, at the office of the transfer agent for the Series E Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series E Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class C Common Stock to be issued and the number of shares of Series E Preferred Stock to be converted. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date for a voluntary conversion, and the date of the Class C Triggering Event or other automatic conversion, as applicable, shall be the conversion date for an automatic conversion (each, a "Series E Conversion Date") and each conversion shall be deemed effective as of the close of business on the applicable Series E Conversion Date. The Corporation shall, as soon as practicable after (i) a Series E Conversion Date, and (ii) receipt of the certificate or certificates representing the shares of Series E Preferred Stock converted on such Series E Conversion Date, issue and deliver at such office to such holder of converted Series E Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Class C Common Stock or Series C Preferred Stock, as applicable, to which such holder shall be entitled, together with cash in lieu of any fraction of a share or, if a Class C Triggering Event or other automatic conversion has occurred, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. If the number of shares of Series E Preferred Stock represented by the certificate or certificates surrendered pursuant to this Section exceeds the number of shares being converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series E Preferred Stock represented by such certificate or certificates surrendered but not converted.

                           (2) The  Corporation  shall  at all  times  when  the
                       Series E Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series E Preferred Stock, such number of its duly authorized shares of Series C Preferred Stock, Class C Common Stock and Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series E Preferred Stock; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion or exchange of the outstanding shares of Series E Preferred Stock by delivery of purchased shares of Series C Preferred Stock, Class C Common Stock and/or Class A Common Stock, as applicable, which are held in the treasury of the Corporation.

                           (3) All shares of Series E Preferred Stock surrendered for conversion or deemed automatically converted, as applicable, as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote and to accrual of dividends shall immediately cease and terminate at the close of business on the applicable Series E Conversion Date (except only the right of the holders thereof to receive shares of Class A Common Stock, Class C Common Stock or Series C Preferred Stock, as applicable, in exchange therefor) and any shares of Series E Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation from time to time shall take appropriate action to reduce the authorized shares of Series E Preferred Stock accordingly.

                           (4) Upon any such  conversion,  no  adjustment to the
                       then applicable Series E Conversion Ratio shall be made for any declared but unpaid dividends on the Series E Preferred Stock surrendered for conversion or on the Class A Common Stock, Class C Common Stock or Series C Preferred Stock, as applicable, delivered upon conversion.

                  (C)   Adjustments to Conversion Ratio.

                        (i) Special Definitions:

                           (1) "Original Issue Date" shall mean the date on which shares of Series D Preferred Stock and Series E Preferred Stock were first issued.

                           (2) "New  Shares  of  Common  Stock"  shall  mean all
                       shares of Common Stock issued (or, pursuant to Section 5(C)(ii) hereof, deemed to be issued) by the Corporation after the Original Issue Date.

                        (ii) Issue of  Securities  Deemed Issue of New Shares of
                       Common Stock. If the Corporation shall, at any time or from time to time after the Original Issue Date, declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, New Shares of Common Stock shall be deemed to have been issued:

                           (1) in the case of any such dividend or distribution,
                       immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                           (2) in the case of any such subdivision, at the close
                       of business on the date immediately prior to the date upon which such corporate action becomes effective.

                                    If such  record  date  shall have been fixed
                  and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Series D Conversion Ratio or Series E Conversion Ratio which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series D Conversion Ratio or Series E Conversion Ratio shall be adjusted pursuant to this Section 5(C) as of the time of actual payment of such dividend.

                       (iii)    Adjustment   for    Dividends,    Distributions,
                       Subdivisions, Combinations or Consolidations of Common Stock.

                                    (1)  Stock   Dividends,   Distributions   or
                           Subdivisions. If the Corporation shall issue New Shares of Common Stock in the manner described in
                           Section 5(C)(ii) above in a stock dividend, stock distribution or subdivision, the Series D Conversion Ratio and the Series E Conversion Ratio in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately increased.

                                    (2) Combinations or  Consolidations.  If the
                           outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series D Conversion Ratio and the Series E Conversion Ratio in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

                  (D) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series D Conversion Ratio and/or Series E Conversion Ratio pursuant to Section 5(C)(iii) hereof, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series D Preferred Stock and each holder of Series E Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock and any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Series D Conversion Ratio or Series E Conversion Ratio, as applicable, then in effect, and (3) the number of shares of Class B Common Stock or Class C Common Stock and the amount, if any, of other property, that then would be received upon the conversion of a share of Series D Preferred Stock or a share of Series E Preferred Stock, respectively.

                  (E) Notice of Record Date. If any of the following events occur:

                       (i) the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                       (ii)  the   Corporation   subdivides   or  combines   its
                             outstanding shares of Common Stock;

                       (iii) there   occurs   or  is   proposed   to  occur  any
                             reorganization,         recapitalization         or
                             reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or any consolidation or merger of the Corporation into or with another corporation, or the sale of all or substantially all of the assets of the Corporation; or

                       (iv)  the    involuntary   or   voluntary    liquidation,
                             dissolution, or winding-up of the Corporation;

                       then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series D Preferred Stock and the Series E Preferred Stock, and shall cause to be mailed to the holders of the Series D Preferred Stock and the Series E Preferred Stock at their addresses as shown on the records of the Corporation or such transfer agent, at least fifteen (15) days prior to the record date specified in (1) below or thirty (30) days before the date specified in (2) below, a notice stating the following information:

                             (1) the record date of such dividend, distribution,
                                 subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision, or combination are to be determined, or

                             (2) the  date  on  which   such   reclassification,
                                 consolidation, merger, sale, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, liquidation, dissolution or winding-up.

6.       Redemption.

                  (A) Mandatory Redemption by the Corporation. On the fifth anniversary of the Original Issue Date (the "Redemption Date"), the Corporation shall, out of funds legally available therefor, redeem all of the then outstanding shares of Series D Preferred Stock pursuant to this Section 6(A) at the Series D Redemption Price (the "Mandatory Series D Redemption"). The "Series D Redemption Price" per share of Series D Preferred Stock to be redeemed shall mean an amount in cash or shares of Class A Common Stock (valued at their then Fair Market Value), at the Corporation's option, equal to the sum of the Series D Liquidation Preference attributable to such share plus an amount equal to all accrued but unpaid dividends attributable to such share. In addition, on the Redemption Date, the Corporation shall, out of funds legally available therefor, redeem all of the then outstanding shares of Series E Preferred Stock pursuant to this Section 6(A) at the Series E Redemption Price (the "Mandatory Series E Redemption," and together with the Mandatory Series D Redemption, the "Mandatory Redemptions"). The "Series E Redemption Price" per share of Series E Preferred Stock to be redeemed shall mean an amount in cash or shares of Class A Common Stock (valued at their then Fair Market Value), at the Corporation's option, equal to the sum of the Series E Liquidation Preference attributable to such share plus an amount equal to all accrued but unpaid dividends attributable to such share.

                  (B)      Mechanics of Redemption.

                           (i) Mandatory Redemption. In order to effect the Mandatory Redemptions, the Corporation shall send a notice (a "Redemption Notice") to the address of record for all holders of shares of outstanding Series D Preferred Stock and Series E Preferred Stock, which Redemption Notice shall:

                                (1) state that the Corporation is commencing the
                                    Mandatory Redemptions,

                                (2) state that all of the outstanding  shares of
                                    Series  D  Preferred   Stock  and  Series  E
                                    Preferred Stock will be redeemed,

                                (3) state  the   Series  D   Redemption   Price,
                                    including  the amount of accrued  but unpaid
                                    dividends   included   in   the   Series   D
                                    Redemption  Price,  and whether the Series D
                                    Redemption Price will be paid in cash or shares of Class A Common Stock, and

                                (4) state  the   Series  E   Redemption   Price,
                                    including  the amount of accrued  but unpaid
                                    dividends   included   in   the   Series   E
                                    Redemption  Price,  and whether the Series E
                                    Redemption Price will be paid in cash or shares of Class A Common Stock.

                           Once the Redemption Notice is mailed to the holders at their addresses of record, all of the shares of Series D Preferred Stock and Series E Preferred Stock not converted on or prior to the Redemption Date shall be subject to redemption on the Redemption Date. On the Redemption Date, the holders of shares of Series D Preferred Stock and Series E Preferred Stock then outstanding shall surrender the certificate or certificates evidencing such shares of Series D Preferred Stock and Series E Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock and Series E Preferred Stock, and the Corporation shall pay such holders of Series D Preferred Stock the applicable Series D Redemption Price and such holders of Series E Preferred Stock the applicable Series E Redemption Price. All shares of Series D Preferred Stock and Series E Preferred Stock shall no longer be deemed to be outstanding and all rights with respect to such shares, including without limitation the right to accrual of dividends, shall immediately cease and terminate at the close of business of the Corporation on the Redemption Date (except only the right of the holders thereof to receive the Series D Redemption Price or Series E Redemption Price, as applicable, in exchange therefor), notwithstanding that the certificates representing such shares of Series D Preferred Stock and/or Series E Preferred Stock shall not have been surrendered at the office of the Corporation or, if the Series D Redemption Price and/or Series E Redemption Price is to be paid in shares of Class A Common Stock, that the certificates evidencing such shares of Class A Common Stock shall not then be actually delivered to such holder. If the Series D Redemption Price and/or Series E Redemption Price is to be paid in shares of Class A Common Stock, each holder of shares of Series D Preferred Stock and each holder of shares of Series E Preferred Stock shall give written notice to the Corporation that shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon redemption shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on the Redemption Date. No fractional shares of Class A Common Stock shall be issued upon redemption of any shares of Series D Preferred Stock or Series E Preferred Stock and cash in lieu of any fraction of a share will be paid to the holder thereof. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock and to such holder of Series E Preferred Stock, as applicable, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid.

                           (ii) Election to Convert. Notwithstanding the issuance of any Redemption Notice by the Corporation or the receipt of any Redemption Notice by any holder of Series D Preferred Stock, such holder may elect to convert such Series D Preferred Stock into Class B Common Stock at any time prior to close of business of the Corporation on the Redemption Date. Any such conversion shall be at the then applicable Series D Conversion Ratio and on the other terms and conditions set forth in Section 5. Notwithstanding the issuance of any Redemption Notice by the Corporation or the receipt of any Redemption Notice by any holder of Series E Preferred Stock, such holder may elect to convert such Series E Preferred Stock into Class C Common Stock at any time prior to close of business of the Corporation on the Redemption Date. Any such conversion shall be at the then applicable Series E Conversion Ratio and on the other terms and conditions set forth in Section 5.

7. Reacquired Shares. Any shares of Series D Preferred Stock and/or Series E Preferred Stock converted, redeemed, purchased, or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof, and shall not be reissued and shall, upon the filing by the Corporation of a certificate of decrease, return to the status of authorized but undesignated shares of Preferred Stock.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by its duly authorized officer this 30th day of March, 2001.

                                             AMERICA ONLINE LATIN AMERICA, INC.


                                             By:________________________________
                                             Name:
                                             Title: